UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2009

SUPPORT.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1900 Seaport Blvd., Third Floor, Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(650) 556-9440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As reported in the Company’s Current Report on Form 8-K dated July 7, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of support.com, Inc. (the “Company”) undertook a review of the Company’s executive compensation program following the sale of the Company’s Enterprise Business to Consona Corporation. Based on the results of the compensation benchmarking exercise, the Committee determined to adjust executive compensation to reduce executive cash compensation levels, and increase the amount of long-term equity incentive compensation.

Consistent with the Company’s compensation philosophy following the sale of the Enterprise Business, the Company has implemented the following changes with respect to the compensation arrangements of the Company’s officers:

Material Changes to Annual Incentive Plan

With its Current Report on Form 8-K dated February 11, 2009, the Company filed its Amended and Restated Executive Incentive Compensation Plan, effective January 1, 2009 (the “Amended Plan”). The Committee, at its July 27, 2009 meeting, amended and restated the Amended Plan to adopt certain changes to the Amended Plan (the “Amended and Restated Plan”). As noted in the Company’s Current Report on Form 8-K dated June 23, 2009, following the sale of the Enterprise Business, the Company also filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Name Change Amendment”) with the Secretary of State of the State of Delaware in order to effect a change in its name from SupportSoft, Inc. to support.com, Inc. Accordingly, the changes to the Amended Plan reflect the change in the Company’s name, as well as the fact that, following the sale of the Enterprise Business, those elements of the Amended Plan that refer to achievement by the Company of Enterprise Business business unit goals no longer apply, and financial goals as referenced in the Amended and Restated Plan will be measured solely on the achievement by the Company (which consists solely of the Consumer Business) of the Company’s financial goals (as described further in the Amended and Restated Plan). With respect to the Company’s financial goals, the metrics and criteria by which the Company may define the financial goals of the Company, and measure the financial performance of the Company for purposes of incentive compensation awards, are reflected in the Amended and Restated Plan.

The foregoing description of the Amended and Restated Plan does not purport to be complete, and is qualified in its entirety by the full text of the Amended and Restated Plan. The Amended and Restated Plan is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Amendments and Restatements of Employment Offer Letters of Certain Officers

Employment offer letter of Joshua Pickus

On July 30, 2009, the Company amended and restated the employment offer letter of Joshua Pickus, the Company’s President and Chief Executive Officer, dated as of July 21, 2006, as amended and restated on December 23, 2008 (the “Amended and Restated Employment Agreement”). Specifically, the Amended and Restated Employment Agreement was amended to reflect the reduction in Mr. Pickus’s annual base salary and the reduction in his annual incentive bonus opportunity, each as previously reported in the Company’s Current Report on Form 8-K dated July 7, 2009. Additionally, the Company made the following related changes to Mr. Pickus’s compensation as a part of the Company’s re-alignment of its executive compensation structure:

Exercisability of Certain Stock Options: In connection with the reduction in Mr. Pickus’s annual base salary and annual incentive bonus opportunity, Mr. Pickus will receive the following additional benefit: in his original employment offer letter, Mr. Pickus received several stock option grants, one of which, in the amount of 200,000 shares, was to vest in 48 equal monthly installments, but would only be exercisable if the Company’s common stock were to trade at or above $9 per share for 20 consecutive trading days (the “Second Additional Grant”). The Company has amended and restated Mr. Pickus’s offer letter in the form of the Amended and Restated Employment Agreement to amend the $9 per share threshold applicable to the Second Additional Grant, so that, following the date of Mr. Pickus’s Amended and Restated Employment Agreement, the Second Additional Grant will be exercisable (to the extent that it is vested) if and when the Company’s common stock trades at or above $4.50 per share for 20 consecutive trading days.

The foregoing description of the Amended and Restated Employment Agreement does not purport to be complete, and is qualified in its entirety by the full text of Amended and Restated Employment Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Employment offer letter of Shelly Schaffer

On July 30, 2009, the Company amended and restated the employment offer letter of Shelly Schaffer, the Company’s Executive Vice President and Chief Financial Officer, dated as of January 29, 2008, as amended. Specifically, Ms. Schaffer’s employment offer letter was amended to reflect the reduction in Ms. Schaffer’s annual base salary and the reduction in her annual incentive bonus opportunity, each as previously reported in the Company’s Current Report on Form 8-K dated July 7, 2009. Additionally, the Company made the following related changes to Ms. Schaffer’s compensation as a part of the Company’s re-alignment of its executive compensation structure:

Stock Option Vesting Acceleration: In connection with the reduction in Ms. Schaffer’s annual base salary and annual incentive bonus opportunity, Ms. Shaffer will receive the following additional benefit: with respect to stock options granted to Ms. Schaffer after the date of the amended and restated employment offer letter, including those described below, 75% of any then-unvested shares subject to such stock option grants will accelerate and become vested in the event that the Company is subject to a Change in Control (as that term is defined in the Company’s 2000 Omnibus Equity Incentive Plan), and, within 12 months following such a Change in Control, Ms. Schaffer’s employment is terminated without cause (as defined in Ms. Schaffer’s amended and restated employment offer letter) or Ms. Schaffer resigns for good reason (as defined in Ms. Schaffer’s amended and restated employment offer letter).

The foregoing description of Ms. Schaffer’s amended and restated employment offer letter does not purport to be complete, and is qualified in its entirety by the full text of the amended and restated employment offer letter, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Grants of Stock Options

On July 27, 2009, the Committee approved the following stock option grants to the following executive officers under the 2000 Plan: a grant of options to purchase 237,391 shares was approved for Josh Pickus; and a grant of options to purchase 117,965 shares was approved for Anthony Rodio. Such stock options will have a grant date of August 4, 2009, and the exercise price of such stock options will be equal to the closing trading price of the Company’s common stock on the grant date. One-third (1/3) of such stock options will vest on the first anniversary of the grant date, and the remaining two-thirds (2/3) will vest ratably on a monthly basis over the two years thereafter.

On July 27, 2009, the Committee also approved the following stock option grants to the following executive officers under the Company’s 2000 Omnibus Equity Incentive Plan (“2000 Plan”): a grant of options to purchase 968,935 shares was approved for Josh Pickus; a grant of options to purchase 315,647 shares was approved for Shelly Shaffer; a grant of options to purchase 258,923 shares was approved for Anthony Rodio; and a grant of options to purchase 97,718 shares was approved for Richard Mandeberg. Such stock options will have a grant date of August 4, 2009, and the exercise price of such stock options will be equal to the closing trading price of the Company’s common stock on the grant date. Such stock options will vest in equal monthly installments over a period of 48 months.

The vesting of all of the foregoing stock options will be subject to acceleration under certain circumstances following a Change in Control (as that term is defined in the 2000 Plan) of the Company, as provided in the employment offer letters for each such executive officer, previously filed by the Company with the Securities and Exchange Commission.

Given the substantial number of options to be cancelled as a result of the sale of the Company’s Enterprise Business and related restructuring, we expect that at the end of 2009, we will have materially fewer options outstanding than at the beginning of the year.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	support.com, Inc. Amended and Restated Executive Incentive Compensation Plan (effective as of July 27, 2009)

10.2	Amended and Restated Employment Agreement between Joshua Pickus and the Company, as of July 30, 2009

10.3	Amended and Restated Employment Agreement between Shelly Schaffer and the Company, as of July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2009

SUPPORT.COM, INC.

By:	/s/ Anne-Marie Eileraas
Name:	Anne-Marie Eileraas
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	support.com, Inc. Amended and Restated Executive Incentive Compensation Plan (effective as of July 27, 2009)

10.2	Amended and Restated Employment Agreement between Joshua Pickus and the Company, as of July 30, 2009

10.3	Amended and Restated Employment Agreement between Shelly Schaffer and the Company, as of July 30, 2009